Exhibit 21

Expedia, Inc.’s subsidiaries

As of December 31, 2013

Subsidiary	Jurisdiction
Activity Information Center, Inc.	United States – HI
Classic Vacations, LLC	United States – NV
CruiseShipCenters Holdings Inc	United States – NV
CruiseShipCenters USA Inc.	United States – NV
DN Holdings LLC	United States – DE
EAN.com, LP	United States – DE
Egencia APAC Holdings, Inc.	United States – WA
Egencia LLC	United States – NV
Expedia Global, LLC	United States – NV
Expedia, Inc.	United States – WA
Hotels.com GP, LLC	United States – TX
Hotels.com, L.P.	United States – TX
Hotwire, Inc.	United States – DE
HRN 99 Holdings, LLC	United States – NY
Interactive Affiliate Network, LLC	United States – DE
Lodging Partner Services LLC	United States – DE
Mobiata, LLC	United States – MN
Premier Getaways, Inc.	United States – FL
Room 77, Inc. (6.1%)	United States – DE
T-16 Holdings, LLC	United States – DE
Travelscape, LLC	United States – NV
WWTE, Inc.	United States – NV
1 to 1 Inc.	Canada
AAE Japan K.K.	Japan
AAE (Thailand) Limited	Thailand
AAE Travel Services India Private Limited	India
AAE Travel Pte. Ltd. (JV – 50%)	Singapore
AAEXP Malaysia Sdn Bhd	Malaysia
Aspirasi Ventura Sdn Bhd	Malaysia
CarRentals K.K.	Japan
CruiseShipCenters International Inc.	Canada
CruiseShipCenters Canada Inc.	Canada
CruiseShipCenters Western Canada Ltd.	Canada
CSC Holdings Inc.	Canada
CSC Travel Group Inc.	Canada
CT Partners Pty Ltd. (15.8%)	Australia
Egencia Australia Pty Ltd	Australia
Egencia Belgium SA	Belgium
Egencia Canada Corp.	Canada
Egencia Cayman Holdings Ltd	Cayman Islands

Egencia (China) Information Technology Co., Ltd.	China
Egencia (Shanghai) Travel Service Co., Ltd.	China
Egencia (Shanghai) Travel Service Co., Ltd. Beijing Branch	China
Egencia (Shanghai) Travel Service Co., Ltd. Jing’an Branch	China
Egencia Europe SAS	France
Egencia France SAS	France
Egencia GmbH	Germany
Egencia Holdings UK Ltd.	UK
Egencia KK	Japan
Egencia Travel India Private Limited	India
Egencia UK Ltd.	United Kingdom
eLong, Inc. (65%)	Cayman Islands
eLongNet Information Technology (Beijing) Co., Ltd.	China
Expedia Alpha Y.K.	Japan
Expedia Argentina S.R.L.	Argentina
Expedia Asia Holdings Mauritius	Mauritius
Expedia Asia Pacific Limited	Hong Kong
Expedia Asia Pacific-Alpha Limited	Cayman Islands
Expedia Asia Pacific-Delta Limited	Cayman Islands
Expedia Asia Pacific-Gamma Limited	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Canada Corp.	Canada
Expedia Consulting Services (Beijing) Co., Ltd.	China
Expedia Consulting Services (Beijing) Co., Ltd. Shanghai Branch	China
Expedia Consulting Services (Beijing) Co., Ltd. Shenzhen Branch	China
Expedia do Brasil Agencia de Viagens e Turismo Ltda.	Brazil
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia FZ – LLC	United Arab Emirates (Dubai)
Expedia Greece Travel Support Services EPE	Greece
Expedia Holdings K.K.	Japan
Expedia Holdings s.a.s.	France
Expedia Italy SRL	Italy
Expedia Korea Co., Ltd.	Republic of Korea
Expedia Lodging Partner Services Sarl	Switzerland
Expedia Lodging Partner Services Sarl Representative Office	Indonesia
Expedia Mexico, S de R. L. de C.V.	Mexico
Expedia New Zealand Limited	New Zealand
Expedia Online Travel Services India Private Limited	India
Expedia Omega K.K.	Japan
Expedia Philippine Representative Office	Philippines
Expedia Poland Sp. z o.o.	Poland

Expedia s.a.	Belgium
Expedia Services CZ s.r.o	Czech Republic
Expedia Services SAS	France
Expedia Sigma K.K.	Japan
Expedia Southeast Asia Pte. Ltd.	Singapore
Expedia Spain, S.L.	Spain
Expedia Singapore Pte. Ltd.	Singapore
Expedia Sweden AB	Sweden
Expedia (Thailand) Limited	Thailand
ExpediaTurkey Seyahat Destek Hizmetleri Limited Sirketi	Turkey
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl B.V.	Netherlands
Extensive Region Travel Network Limited Company	Taiwan
Ferieverden AS	Norway
Flyspesialisten AS	Norway
Hotels (TR) Limited	United Kingdom
Hotelz Y.K.	Japan
Interactive Domain Name Holdings Corporation	Canada (Nova Scotia)
LLC Partner Services Group	Russia
NDT Norge AS	Norway
Nordic Direct Travel AS	Norway
Partner Services Group Denmark ApS	Denmark
Partner Services Group Travel South Africa Pty Ltd	South Africa
Quebec CruiseShipCenters Inc.	Canada
Shanghai Xinwang Computer	China
Swetra Group AB	Sweden
The Tourism Representative Office of Expedia Lodging Partner Services Sarl in Ho Chi Minh City	Vietnam
Traveldoo SAS	France
Traveldoo UK Limited	United Kingdom
Travelforce Pty Limited	Australia
Travelforce New Zealand Limited	New Zealand
Travel Partner Exchange S.L.U.	Spain
Trivago GmbH (~62%)	Germany
Trivago Spain, S.L.	Spain
Trivago Hong Kong Limited	Hong Kong
Trivago (Shanghai) Information Consulting Co., Ltd.	China
Tron Newco GmbH	Germany
VacationSpot S.L.	Spain
Venere Net S.r.l.	Italy
Venere UK Limited	United Kingdom
Voyages-sncf.com S.A.S. (49.9%)	France
VIA Egencia AS	Norway
VIA Egencia Denmark A/S	Denmark

VIA Egencia Finland Oy	Finland
VIA Egencai Sweden AB	Sweden
VIA Egencia Norway AS	Norway
VIA Egencia Philippines Inc.	Philippines
Wawasan Lodging Partner Services Sdn. Bhd.	Malaysia
WWTE Travel Limited	Ireland
WWTE Travel S.à r.l.	Luxembourg